Exhibit 10.3

From the desk of
Steven Edelman

February 6, 2017

To the Board of Directors of
Titan Computer Services, Inc.
Attn: Leonard Rosenfield

Gentlemen:

You are hereby advised that, effective on the date hereof, I hereby resign as a director of the Company.  My Resignation is for personal reasons and not for any policy dispute.

Very truly yours,

/s/ Steven Edelman

Steven Edelman